EXHIBIT 99.1



                          TRUST AGREEMENT

                              BETWEEN

                          TIDEWATER INC.

                                AND

                        WHITNEY NATIONAL BANK

                            AS TRUSTEE

                          TRUST AGREEMENT

                   DATED AS OF JANUARY 29, 1999
                              BETWEEN
                          TIDEWATER INC.
                                AND
                       WHITNEY NATIONAL BANK

                         TABLE OF CONTENTS


SECTION 1 DEFINITIONS.......................................................  1

SECTION 2 ESTABLISHMENT OF THE TRUST........................................  4
     2.1  TRUST FUND........................................................  4
     2.2  IRREVOCABILITY....................................................  4
     2.3  CLAIMS OF CREDITORS...............................................  4

SECTION 3 ACCEPTANCE BY THE TRUSTEE.........................................  4

SECTION 4 INVESTMENT OF THE TRUST...........................................  5
     4.1  GENERAL DUTY OF TRUSTEE...........................................  5
     4.2  ADDITIONAL POWERS OF TRUSTEE......................................  5

SECTION 5 ESTABLISHMENT AND MAINTENANCE OF PARTICIPANT SCHEDULE.............  7
     5.1  FORM OF PARTICIPANT SCHEDULE......................................  7
     5.2  MAINTAINING THE PARTICIPANT SCHEDULE..............................  7

SECTION 6 MAINTENANCE OF TRUST..............................................  7
     6.1  TRUST ASSETS AND ALLOCATION TO PLANS..............................  7
     6.2  VALUATION OF TRUST AND ACCOUNTS...................................  8
     6.3  TRUST STATEMENTS..................................................  8

SECTION 7 VOTING AND TENDER OF COMPANY STOCK HELD IN TRUST..................  8
     7.1  VOTING OF COMPANY STOCK...........................................  8
     7.2  TENDER RIGHTS.....................................................  8
     7.3  NOTICES AND INFORMATION STATEMENTS................................  9

SECTION 8 DISTRIBUTIONS FROM THE TRUST......................................  9
     8.1  DISTRIBUTIONS OF COMPANY STOCK FROM THE TRUST.....................  9
     8.2  PROTECTION OF TRUSTEE............................................. 10
     8.3  COMPANY OBLIGATIONS............................................... 10
     8.4  TRUSTEE AS HOLDER OF LEGAL TITLE TO TRUST ASSETS.................. 10
     8.5  FEDERAL INCOME TAX CONSEQUENCES OF THE TRUST...................... 10

SECTION 9 EXPENSES, COMPENSATION AND INDEMNIFICATION........................ 11
     9.1  EXPENSES.......................................................... 11
     9.2  COMPENSATION...................................................... 11
     9.3  CHARGE ON TRUST FUND.............................................. 11
     9.4  INDEMNIFICATION................................................... 11
     9.5  PAYMENT FROM TRUST FUND........................................... 12

SECTION 10 ADMINISTRATION AND RECORDS....................................... 12
     10.1 RECORDS........................................................... 12
     10.2 SETTLEMENT OF ACCOUNTS............................................ 12
     10.3 AUDIT............................................................. 13
     10.4 JUDICIAL SETTLEMENT............................................... 13
     10.5 DELIVERY OF RECORDS TO SUCCESSOR.................................. 13
     10.6 TAX FILINGS....................................................... 13

SECTION  11  REMOVAL  OR  RESIGNATION  OF  THE  TRUSTEE  AND DESIGNATION OF
     SUCCESSOR TRUSTEE...................................................... 13
     11.1 REMOVAL........................................................... 13
     11.2 RESIGNATION....................................................... 13
     11.3 SUCCESSOR TRUSTEE................................................. 13

SECTION 12 ENFORCEMENT OF TRUST AGREEMENT................................... 13
     12.1 RIGHTS OF PARTIES TO ENFORCE THE TRUST AGREEMENT.................. 13
     12.2 LIMITATION  ON  RIGHTS OF PARTICIPANTS, BENEFICIARIES  AND  OTHER
          AFFILIATES........................................................ 14

SECTION 13 TERMINATION...................................................... 14
     13.1 TERMINATION UPON SPECIFIC EVENTS.................................. 14
     13.2 TERMINATION IN OTHER EVENTS....................................... 14
     13.3 LIMITATION  ON  TRUSTEE   LIABILITY   UPON   TOTAL  DISTRIBUTION;
          CONTINUATION OF TRUSTEE POWERS.................................... 15
     13.4 NONAPPLICABILITY OF ERISA......................................... 15

SECTION 14 AMENDMENT........................................................ 15
     14.1 AMENDMENTS IN GENERAL............................................. 15
     14.2 SPECIFIC AMENDMENTS............................................... 16

SECTION 15 NONALIENATION.................................................... 16
     15.1 PROHIBITION AGAINST CERTAIN TRANSFERS, PLEDGES, ETC............... 16

SECTION 16 COMMUNICATIONS................................................... 16
     16.1 TO THE COMPANY, BOARD OF DIRECTORS AND COMMITTEE.................. 16
     16.2 TO THE TRUSTEE.................................................... 16
     16.3 TO A PARTICIPANT.................................................. 17
     16.4 BINDING UPON RECEIPT.............................................. 17
     16.5 AUTHORITY TO ACT.................................................. 17
     16.6 AUTHENTICITY OF INSTRUMENTS....................................... 17

SECTION 17 CLAIMS OF COMPANY'S BANKRUPTCY CREDITORS......................... 17
     17.1 BANKRUPTCY CREDITORS.............................................. 17
     17.2 RESUMPTION OF BENEFITS; RESTORATION OF ACCOUNTS................... 18

SECTION 18 CONSOLIDATION, MERGER OR SALE OF THE COMPANY..................... 18
     18.1 CONSOLIDATION, MERGER OR SALE OF THE COMPANY...................... 18

SECTION 19 MISCELLANEOUS PROVISIONS......................................... 18
     19.1 BINDING EFFECT.................................................... 18
     19.2 INQUIRY AS TO AUTHORITY........................................... 18
     19.3 RESPONSIBILITY FOR COMPANY ACTION................................. 18
     19.4 SUCCESSOR TO TRUSTEE.............................................. 18
     19.5 INTERCOMPANY AGREEMENTS........................................... 18
     19.6 TITLES NOT TO CONTROL............................................. 19
     19.7 LAWS OF THE STATE OF DELAWARE..................................... 19
     19.8 FRACTIONAL SHARES................................................. 19
     19.9 COUNTERPARTS...................................................... 19

SCHEDULE A     List of Plans and Administrators
SCHEDULE B     Trustee's Compensation Schedule
SCHEDULE C     Promissory Note and Payment Schedule

          TRUST AGREEMENT made and entered into as of January 29, 1999 by and between Tidewater Inc., a corporation organized under the laws of the State of Delaware (the "Company"), and Whitney National Bank, a national banking association, organized under the laws of the United States of America (the "Trustee").

                       W I T N E S S E T H:

          WHEREAS, the Company has in place various non-qualified and qualified employee benefit plans and arrangements for the benefit of some or all of the employees of the Company and certain of its subsidiaries and affiliates and may from time to time adopt one or more additional plans or arrangements;

          WHEREAS, the Company and its subsidiaries or affiliates have and will have certain legal obligations under these employee benefit plans or arrangements;

          WHEREAS, the Company wishes to establish a trust to assist it in meeting certain of these obligations and to make contributions for the benefit of its subsidiaries or affiliates and intends to make contributions and/or loans to such trust at such time or times and in such amount or amounts as it may determine;

          WHEREAS, the Company intends that such contributions and/or loans shall be held by the Trustee and used for the purpose of acquiring common stock of the Company and making payments with respect to loans used to acquire common stock of the Company all in accordance with the provisions of this Trust Agreement;

          WHEREAS, the Company intends that such contributions and/or loans made to the Trustee by the Company shall be used for the exclusive purpose of acquiring common stock of the Company in accordance with the provisions of this Trust Agreement;

          WHEREAS, inasmuch as the income and corpus of such trust may and will be applied in accordance with the terms and conditions of the Trust in discharge of the legal obligations of the Company, and for the benefit of the Company's subsidiaries and affiliates, such trust is intended to be a "grantor trust" within the meaning of Section 671 of the Code; and

          WHEREAS, the Company intends that the assets of such trust at all times shall be subject to the claims of bankruptcy and other general creditors of the Company as provided in Section 17 of this Trust Agreement;

          NOW, THEREFORE, in consideration of the mutual covenants herein contained, the Company and the Trustee declare and agree as follows:

SECTION 1 DEFINITIONS.

          As used in this Trust Agreement, the following definitions apply to the terms indicated below:


     1.1 "Administrator" or "Administrators" shall refer to the Committee, Company official(s) or other persons listed in Schedule A charged with responsibility for overseeing and administering the Plans and provision of Benefits.

     1.2 "Affiliate" shall refer to any direct or indirect Subsidiary related by direct or indirect stock ownership of the Company that has adopted a Plan while each such entity is a Subsidiary of the Company.

     1.3 "Beneficiary" shall mean any person entitled to receive benefits under any Plan on the death of a Participant.

     1.4 "Benefits" shall mean amounts that the Company or an Affiliate has an obligation to pay to Participants pursuant to any Plan under which the Company has a legal obligation to (i) pay from its general assets, (ii) provide for the payment of by making contributions from its general assets, or (iii) deliver in shares of Company Stock.

     1.5 "Board of Directors" shall mean the Board of Directors of the Company.

     1.6 "Code" shall mean the Internal Revenue Code of 1986 as it may be amended from time to time.

     1.7 "Committee" shall mean such committee as the Board of Directors shall appoint from time to time to administer the Trust. The Committee shall consist of three or more persons. The members of the Committee will be certified to the Trustee by the Secretary or Assistant Secretary of the Company. The Committee will initially be comprised of the Chief Financial Officer, General Counsel and Treasurer of the Company and shall remain so comprised until its composition is changed by the Board of Directors.

     1.8 "Company Stock" shall mean the common stock of the Company, par value $0.10 per share.

     1.9 "Daily Value" shall mean, with respect to a share of Company Stock, the closing reported sales price per share of Company Stock on the New York Stock Exchange Composite Tape, or if Company Stock is not traded on such stock exchange, the principal national securities exchange on which Company Stock is traded, or if not so traded, the mean between the highest bid and lowest asked quotation on the over-the-counter market as reported by the National Quotations Bureau, or any similar organization, on any relevant date, or if not so reported, as determined by the Committee in a manner consistently applied.

     1.10  "Director"   shall  mean  the  Chief Financial  Officer  of  the
Company.

     1.11 "Eligible Participant" shall mean a Participant who is not a member of the Board of Directors of the Company and who, as of the date upon which Eligible Participants are determined, either (a) holds an unexercised option with respect to Company Stock granted to him or her pursuant to any of the Stock Option Plans, or (b) participates in the Savings Plan.

     1.12 "Employee" shall mean any person who is actively employed by the Company or an Affiliate.

     1.13  "ERISA"   shall mean the Employee Retirement Income Security Act
of 1974, as amended from time to time.

     1.14 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

     1.15 "Other Assets" shall mean any asset or investment aside from cash held by the Trust that is not Company Stock.

     1.16 "Participant Schedule" shall mean the schedule prepared by the Company from time to time pursuant to Section 5.

     1.17 "Participants" shall mean those individuals who participate in one or more of the Plans.

     1.18 "Plans" shall mean the plans or arrangements referred to in Schedule A, as amended from time to time.

     1.19 "Savings Plan" shall mean the Company's 401(k) Savings Plan, as amended from time to time, or such successor or substitute 401(k) Plan as may be listed on Schedule A from time to time by the Company.

     1.20 "Stock Option Plans" shall mean the Company's 1975 Incentive Program Stock Option Plan, the Company's 1992 Stock Option and Restricted Stock Plan and the Company's 1997 Stock Incentive Plan, as amended from time to time, or such successor or substitute stock incentive or option plan or plans as may be listed on Schedule A from time to time by the Company.

     1.21 "Specified Investments" shall mean (i) direct obligations of the United States of America and agencies thereof for which the full faith and credit of the United States is pledged or mutual funds, the sole assets of which are such investments, (ii) obligations fully guaranteed by the United States of America or mutual funds, the sole assets of which are such investments, (iii) certificates of deposit issued by, or banker's acceptances of, or time deposits with, any bank, trust company or national banking association incorporated or doing business under the laws of the United States of America or one of the states thereof having combined capital and surplus and retained earnings of at least $1 billion (including the Trustee if such conditions are met), (iv) commercial paper of companies, banks, trust companies or national banking associations incorporated or doing business under the laws of the United States of America or one of the states thereof and in each case having a rating assigned to such commercial paper by Standard & Poor's Corporation or Moody's Investors' Service, Inc. (or, if neither such organization shall rate such commercial paper at any time, by any nationally recognized rating organization in the United States of America) equal to the highest rating assigned by such organization, and (v) repurchase agreements with any financial institution having a combined capital and surplus of at least $1 billion fully collateralized by obligations of the type described in clauses (i) through (iv) above; provided that, if all of the above investments are unavailable, the entire amount to be invested may be used to purchase Federal Funds from an entity described in clause (iii) above; and provided further that no investment shall be eligible as a "Specified Investment" unless the final maturity or date of return of such investment is 12 months or less from the date of purchase thereof.

     1.22 "Subsidiary" shall mean any corporation of which a majority of the total voting power of its outstanding voting securities, or any other partnership, limited liability company, joint venture, or other entity of which a majority of the partnership interests or other similar equity interests thereof, is owned, directly or in indirectly, by the Company.

     1.23 "Trust" shall mean the Tidewater Inc. Grantor Stock Trust established pursuant to this Trust Agreement.

     1.24 "Trust Fund" shall mean all Company Stock, money and other property from time to time obtained by the Trust and all investments and reinvestments made therewith or proceeds thereof and all earnings and profits thereon, less all payments and charges as authorized herein.

SECTION 2 ESTABLISHMENT OF THE TRUST.

     2.1 TRUST FUND. The Company hereby establishes the Tidewater Inc. Grantor Stock Trust. The Trust Fund shall consist of such sums of Company Stock, money and other property acceptable to the Trustee as are from time to time paid to or otherwise acquired by the Trustee. Subject to Subsection
8.1.1 as to deemed forgiveness of debt, the Company shall have no duty or obligation to make any contributions to the Trust and the Trustee shall have no duty or obligation to require the Company to make any contribution to the Trust. The Trust Fund shall be held by the Trustee in trust and shall be dealt with in accordance with the provisions of this Trust Agreement. The Trustee, and any successor Trustee appointed pursuant to
Section 11 hereof or resulting under Subsection 19.4 hereof, shall at all times be a bank and trust company or other national banking association that is neither a Subsidiary of nor other firm related by direct or indirect stock ownership to or otherwise affiliated with the Company.

     2.2 IRREVOCABILITY. This Trust shall be irrevocable. Except as provided in Section 17 hereof, the Trust shall be for the exclusive purpose of assisting the Company in providing for the payment of Benefits and defraying expenses of the Trust in accordance with the provisions of this Trust Agreement. No part of the income or corpus of the Trust Fund shall be recoverable by the Company; provided, however, that the Trust Fund shall be applied in discharge of the Company's legal obligations as provided in this Trust Agreement.

     2.3 CLAIMS OF CREDITORS. Notwithstanding anything in this Trust Agreement or the Plans to the contrary, the Trust Fund shall at all times be subject to the claims of bankruptcy and other general creditors of the Company as provided in Section 17 hereof. No Participant or Plan shall have any claim against the Trust Fund or Trustee.

SECTION 3  ACCEPTANCE BY THE TRUSTEE.

     The Trustee accepts the Trust established under this Trust Agreement on the terms and subject to the provisions set forth herein. The Trustee agrees to discharge and perform fully and faithfully all of the duties and obligations imposed upon it under this Trust Agreement.

SECTION 4 INVESTMENT OF THE TRUST.

     4.1 GENERAL DUTY OF TRUSTEE. Except as otherwise provided in this Subsection 4.1 or except as otherwise expressly provided in this Trust Agreement, all assets received by the Trustee other than Company Stock shall be invested as soon as practicable in, and remain invested in, Company Stock.

          4.1.1 The Trust shall not invest any cash contributed to the Trust (other than cash contributed to repay loans of the Trust) in any investment other than Company Stock, except that cash contributions may be invested in Specified Investments on a temporary basis with the approval of the Committee.

          4.1.2 From time to time, the Trustee shall have the ability, with the approval of the Committee, to borrow funds for the purpose of acquiring shares of Company Stock and/or to issue one or more notes to the Company (together with the payment of cash for the aggregate par value) in exchange for newly issued shares of Company Stock or in exchange for cash to be used to purchase Company Stock on the open market. The Trustee shall have the ability to pledge any shares so acquired as collateral. Subject to the requirements of Subsection 8.1.3, the terms and conditions of any borrowing shall be fair and reasonable. It is contemplated that any such obligation shall be repaid using cash contributions and earnings attributable to Company Stock held by the Trust Fund.

          4.1.3 The Company may contribute treasury shares of Company Stock to the Trust Fund; provided that the Trust must pay consideration for such treasury shares at least equal to the par value thereof.

          4.1.4 Notwithstanding anything herein to the contrary, unless the Committee otherwise directs, cash (other than cash received as contributions) or Other Assets received by the Trustee shall be retained and invested in Other Assets, provided, however, that the Trust shall make no new investment in an Other Asset other than Specified Investments, and provided further that, after payment of the costs of the Trust, including, without limitation, Trustee fees and expenses and, if applicable, debt repayment described in Subsection 4.1.2, through the end of the calendar year during which such cash or Other Assets are received by the Trustee, any such cash or Other Assets remaining shall be distributed by the Trustee to the Administrators or the Director at the end of such calendar year to provide for the payment of Benefits under such Plans as determined by the Committee taking into account the best interests of a broad cross-section of Participants.

     4.2   ADDITIONAL  POWERS  OF  TRUSTEE.  Subject to the  provisions  of
Section 4.1, the Trustee shall have the following additional powers and authority with respect to all property constituting a part of the Trust
Fund:

          4.2.1 To purchase securities or any other kind of property and to retain such securities or other property, regardless of diversification and without being limited to investments authorized by law for the investment of trust funds.

          4.2.2 Subject to Subsection 7.2 hereof, to sell, exchange or transfer any such property at public or private sale for cash or on credit and grant options for the purchase or exchange thereof.

          4.2.3 Subject to Section 7 hereof, to participate in any plan of reorganization, consolidation, merger, combination, liquidation or other similar plan relating to any such property, and to consent to or oppose any such plan or any action thereunder, or any contract, lease, mortgage, purchase, sale or other action by any corporation or other entity any of the securities of which may at any time be held in the Trust Fund, and to do any act with reference thereto.

          4.2.4 To deposit cash or any Other Assets with any protective, reorganization or similar committee; to delegate discretionary power to any such committee; and to pay part of the expenses and compensation of any such committee and any assessments levied with respect to any property so deposited.

          4.2.5 To exercise any conversion privilege or subscription right available in connection with any such property, and to do any act with reference thereto, including the exercise of options, the making of agreements or subscriptions and the payment of expenses, assessments or subscriptions, which may be deemed necessary or advisable in connection therewith, and to hold and retain any securities or other property which it may so acquire.

          4.2.6 Subject to Subsection 9.4 hereof, to commence or defend suits or legal proceedings and to represent the Trust in all suits or legal proceedings; to settle, compromise or submit to arbitration any claims, debts or damages, due or owing to or from the Trust; provided that, except as to suits brought by the Trustee against the Company or against any other party to enforce an obligation of the Company under the Trust Agreement, suits may be commenced on behalf of the Trust only with the prior approval of the Committee, and such prior approval shall not be unreasonably withheld.

          4.2.7 Subject to Section 7 hereof, to exercise, personally or by general or limited power of attorney, any right, including the right to vote, appurtenant to any securities or other such property.

          4.2.8 To hold cash awaiting investment uninvested, and to maintain such additional cash balances as it shall deem reasonable or necessary to meet anticipated cash distributions from or administrative costs of the Trust.

          4.2.9 To invest cash or Other Assets at Whitney National Bank or another bank and trust company or national banking association in any type of interest-bearing investment, including, without limitation, deposit accounts, certificates of deposit and repurchase agreements.

          4.2.10 To invest and reinvest all or any specified portion of cash or Other Assets (i) through the medium of any common trust fund which has been or may hereafter be established and maintained by the Trustee, or
(ii) in shares of open end or closed end investment companies, including companies for which the Trustee provides management or custodial services, provided that, prior to investing any portion of the Trust Fund for the first time in any such common trust fund or investment company, the Trustee shall advise the Company of its intent to make such an investment and furnish to the Company any information it may reasonably request with respect to such investment.

          4.2.11 To engage legal counsel, including counsel to the Company, or any other suitable agents, to consult with such counsel or agents with respect to the implementation or construction of this Trust Agreement, the duties of the Trustee hereunder, the transactions contemplated by this Trust Agreement or any act which the Trustee proposes to take or omit, to rely upon the advice of such counsel or agents, and to pay any such counsel's or agent's reasonable fees, expenses and compensation.

          4.2.12 To register or hold any securities or other property held by it in its own name or in the name of any custodian of such property or of its nominee, including the nominee of any system for the central handling of securities, with or without the addition of words indicating that such securities are held in a fiduciary capacity, to deposit or arrange for the deposit of any such securities with such a system and to hold any securities in bearer form.

          4.2.13 To make, execute and deliver, as Trustee, any and all deeds, leases, notes, bonds, guarantees, mortgages, conveyances, contracts, waivers, releases or other instruments in writing that are necessary or proper for the accomplishment of any of the foregoing powers.

          4.2.14 With the approval of the Committee as to all aspects of the transaction, including, without limitation, interest rate, term and identity of lender, to undertake a borrowing sufficient to enable the Trust to acquire Company Stock.

          4.2.15 Subject to Section 7 hereof, generally, to exercise any of the powers of an owner with respect to property held in the Trust Fund.

SECTION 5 ESTABLISHMENT AND MAINTENANCE OF PARTICIPANT SCHEDULE.

     5.1 FORM OF PARTICIPANT SCHEDULE. The Trustee may, from time to time, request the Company to prepare and deliver to the Trustee in accordance with Subsection 5.2 hereof, a schedule that sets forth the name of each Participant entitled to receive a Benefit under a Plan or such group of Participants, such as Eligible Participants, that the Trustee may need to know in order to carry out the provisions of this Agreement.

     5.2   MAINTAINING  THE  PARTICIPANT  SCHEDULE.  At  the request of the
Trustee, the Company shall from time to time update the Participant Schedule. Each Participant Schedule shall state the date as of which it applies, and the Trustee shall be entitled to rely upon such Participant Schedule, without a duty of further inquiry, until it receives an updated Participant Schedule bearing a later date. Each Participant Schedule shall contain all information concerning a Participant that the Trustee will need to complete its responsibilities under this Agreement.

SECTION 6 MAINTENANCE OF TRUST.

     6.1 TRUST ASSETS AND ALLOCATION TO PLANS. Subject to Section 17, the Trustee shall hold all assets contributed or otherwise obtained by the Trust and shall distribute such assets and any earnings thereon to such Administrators, Participants or the Director, as provided for and in accordance with this Trust Agreement or use such assets to pay obligations of the Trust described in Section 9 or to repay a loan described in Subsection 4.1.2.

     6.2 VALUATION OF TRUST AND ACCOUNTS. The Trustee shall revalue the Trust Fund as of the last business day of each calendar quarter. Shares of Company Stock shall be valued at the Daily Value of Company Stock as of such date.

     6.3 TRUST STATEMENTS. As provided in Section 10.2, the Trustee shall furnish a statement to the Company reflecting the assets held in the Trust Fund and the value thereof within ten days after the end of each calendar quarter.

SECTION 7 VOTING AND TENDER OF COMPANY STOCK HELD IN TRUST.

     7.1 VOTING OF COMPANY STOCK. The Trustee shall vote (or act by written consent with respect to) the shares of Company Stock held by the Trust in accordance with, and by soliciting and receiving, directions from or on behalf of Eligible Participants. As soon as practicable following the record date in question, the Company shall deliver to the Trustee a Participant Schedule listing Eligible Participants determined as of such record date. Each Eligible Participant listed on such Participant Schedule shall have the right to direct the vote (or written consent) with respect to that number of shares of Company Stock held by the Trust that is derived by multiplying the total number of shares of Company Stock held by the Trust by X/Y, where (i) X is the sum of (a) the number of shares of Company Stock allocated to the account of such Eligible Participant in the Savings Plan and (b) the number of shares of Company Stock that are subject to outstanding stock options granted to such Eligible Participant under the Stock Option Plans, and where (ii) Y is the sum of (c) the number of shares of Company Stock allocated to all Eligible Participants in the Savings Plan who have given directions pursuant to this Subsection 7.1 and (d) the number of shares of Company Stock subject to outstanding stock options granted pursuant to the Stock Option Plans to all Eligible Participants in the Stock Option Plans who have given directions pursuant to this Subsection 7.1.

          The Trustee shall devise and implement a procedure to assure confidentiality of any directions given by or on behalf of Eligible Participants in respect of votes (or written consents). All actions taken by or on behalf of Eligible Participants pursuant to this Subsection 7.1 shall be held confidential by the Trustee and shall not be divulged or released to any person, other than (i) agents of the Trustee who are not affiliated with the Company or its Affiliates, (ii) by virtue of the execution by the Trustee of any proxy, consent or letter of transmittal for the shares of Company Stock held in the Trust, or (iii) as may be required by court order.

     7.2 TENDER RIGHTS. If any person shall commence a tender or exchange offer with respect to the Company Stock, the Trustee shall tender or exchange, or not tender or exchange, the shares of Company Stock held by the Trust as directed by or on behalf of Eligible Participants, determined as of the commencement of such tender or exchange offer, pursuant to the tender or exchange instructions solicited by the Trustee. As soon as practicable following the commencement of such tender or exchange offer, the Company shall deliver to the Trustee a Participant Schedule listing the Eligible Participants determined as of the commencement of such tender or exchange offer. Each Eligible Participant listed on such Participant Schedule shall have the right to direct the tender or exchange of that number of shares of Company Stock held by the Trust that is derived by multiplying the total number of shares of Company Stock held by the Trust by X/Y, where (i) X is the sum of (a) the number of shares of Company Stock allocated to the account of such Eligible Participant in the Savings Plan and (b) the number of shares of Company Stock that are subject to outstanding stock options granted to such Eligible Participant under the Stock Option Plans, and where (ii) Y is the sum of (c) the number of shares of Company Stock allocated to all Eligible Participants in the Savings Plan who have given instructions pursuant to this Subsection 7.2 and (d) the number of shares of Company Stock subject to outstanding stock options granted pursuant to the Stock Option Plans to all Eligible Participants in the Stock Option Plans who have given instructions pursuant to this Subsection 7.2.

          The Trustee shall devise and implement a procedure to assure the confidentiality of any instructions given by or on behalf of Eligible Participants in response to such offers. All actions taken by or on behalf of Eligible Participants pursuant to this Subsection 7.2 shall be held confidential by the Trustee and shall not be divulged or released to any person, other than (i) agents of the Trustee who are not affiliated with the Company or its Affiliates, (ii) by virtue of the execution by the Trustee of any proxy, consent or letter of transmittal for the shares of Company Stock held in the Trust, or (iii) as may be required by court order.

     7.3 NOTICES AND INFORMATION STATEMENTS. The Company shall provide the Trustee in a timely manner with notices and information statements
(including proxy statements) when voting or consent rights are to be exercised, and with respect to tender, exchange or similar offers, notices and offer materials, at the same time and in the same manner (except to the extent the Exchange Act requires otherwise) as such notices, information statements, and offer materials are provided to shareholders of the Company generally. The Trustee shall, in turn, provide all material received by the Company pursuant to this Subsection 7.3 to Eligible Participants described in Subsections 7.1 and 7.2, who do not otherwise receive such material.

     7.4 DELEGATION BY TRUSTEE. It is intended by the Trustee and the Company that the Trustee may delegate to the trustee of the Savings Plan or to another entity designated by the Company (so long as the trustee of the Savings Plan or such other entity is an institution that is unaffiliated with the Company) its responsibility under Section 7.1 to solicit voting instructions from Eligible Participants, its responsibility under Section
7.2 to solicit tender or exchange instructions from Eligible Participants and its responsibility under Section 7.3 to distribute documents described in Section 7.3 to Eligible Participants; provided that the trustee of the Savings Plan or such other entity agrees to comply with the last sentence of each of Sections 7.1 and 7.2.

SECTION 8 DISTRIBUTIONS FROM THE TRUST.

     8.1 DISTRIBUTIONS OF COMPANY STOCK FROM THE TRUST. Except as otherwise provided in Sections 9, 13 or 17, all distributions of Company Stock from the Trust shall be used to provide for the payment of Benefits. For shares acquired with the proceeds of a loan, distributions of Company Stock from the Trust shall be made in proportion to the principal payment made (or deemed forgiven) with respect to the loan used to acquire such Company Stock described in Subsection 4.1.2. For purposes of the foregoing, the proportion of the principal payment made (or deemed forgiven) with respect to the loan shall be determined by dividing the amount of the principal payment made (or deemed forgiven) by the sum of such principal payment and the principal balance of the loan remaining after such payment. The promissory note used to acquire shares from the Company on the date hereof, a form of which is attached hereto as Schedule C, shall be deemed to be and shall be treated as a loan under the terms of this Trust Agreement.

          8.1.1 RELEASE OF SHARES. The particular Plan with respect to which any distribution from the Trust is made will be determined by the Committee in accordance with the following directions: (a) to the extent available, shares of Company Stock sufficient to meet the obligations of the Company under the Stock Option Plans shall first be allocated to the Administrator of such Stock Option Plans, (b) remaining shares of Company Stock (if any), to the extent available and sufficient to meet the obligations of the Company under the Savings Plan, shall be transferred to the Administrator to make contributions to the Savings Plan, and (c) remaining shares (if any) shall be transferred to the Director or Administrators to make contributions to such Plans or to provide for the payment of Benefits as determined by the Committee taking into account the best interests of a broad cross-section of Participants, provided that it is determined that such Plans or Benefits constitute contractual liabilities of the Company or its Affiliates. If the earnings attributable to the shares of Company Stock acquired with the proceeds of such loan together with any contributions made by the Company are not sufficient to enable the Trust to make interest payments and repayment of principal under such loan that will cause a release and distribution of shares sufficient to provide for the payment of Benefits described in 8.1.1(a) and
(b), then, to the extent of any such deficiency, such interest payments and repayment of principal shall be deemed forgiven by the Company.

          8.1.2 RELIANCE UPON COMMITTEE INSTRUCTION. From time to time, the Committee or its designee shall inform the Trustee in writing of how many shares are required to be distributed under Section 8.1.1 to provide for the payment of Benefits under Subsections 8.1.1(a) and (b). The Trustee may rely upon written instructions received from the Committee or its designee to carry out the instructions contained in this Subsection 8.1 and shall have no responsibility to verify or monitor the determinations made by the Committee or its designee. If a principal payment has been made or forgiven in excess of the amount necessary to provide for the payment of benefits described in Subsections 8.1.1(a) and (b) and if no direction regarding allocation of shares of Company Stock pursuant to clause (c) of Subsection
8.1.1 is received by the Trustee from the Committee or its designee, the shares of Company Stock subject to such allocation under said clause (c) shall be distributed to the Director to provide for the payment of non-discretionary compensation of those Participants who are Employees taking into account the best interests of a broad cross-section of such Participants.

          8.1.3 ACCELERATION. Notwithstanding anything herein to the contrary, if the Trustee undertakes a loan to acquire Company Stock pursuant to Subsection 4.1, any and all principal payments under such loan may be accelerated at any time at the discretion of the Committee.

     8.2 PROTECTION OF TRUSTEE. The Trustee shall, to the maximum extent permitted by applicable law, be fully protected in acting upon any written statement, affidavit or certification from the Company, the Committee or its designee, or the Director. The Trustee shall at all times, to the maximum extent permitted by applicable law, be fully protected in making distributions pursuant to Sections 4, 8, 9, 13 and 17 hereof.

     8.3 COMPANY OBLIGATIONS. Notwithstanding the provisions of this Trust Agreement, the Company and its Affiliates shall remain obligated with respect to the Benefits attributable to their respective employees. Nothing in this Trust Agreement shall relieve the Company or any of its Affiliates of their respective liabilities with respect to the Benefits except to the extent such amounts are paid to a Plan or a Participant from the Trust, it nevertheless being the Company's intent that the Trust Fund shall be applied in discharge of the Company's legal obligations as provided in this Trust Agreement. Notwithstanding anything herein to the contrary, no payments will be made with respect to any plan pursuant to this Section 8 unless such plan gives rise to a contractual obligation of the Company and is described in Schedule A.

     8.4   TRUSTEE AS  HOLDER  OF  LEGAL  TITLE TO TRUST ASSETS. Subject to
Section 17 hereof, the Trustee shall hold legal title to all assets in the Trust.

     8.5 FEDERAL INCOME TAX CONSEQUENCES OF THE TRUST. The Trust Fund may be applied in the discharge of legal obligations of the Company and for the benefit of the Company's investments in its Affiliates as provided herein. Accordingly, the Trust shall be treated as a grantor trust of the Company under the Code, and the Company shall take into account in computing its tax liability, those items of income, deductions and credits against tax attributable to assets held in the Trust to which the Company would have been entitled had the Trust not been in existence. The Trustee shall notify the Company promptly after it becomes aware of any tax liability assessed against, or imposed upon, the Trust or the Trustee in its capacity as Trustee of the Trust. The Company shall be responsible for all matters in respect of such assessment or imposition, and shall have sole responsibility for any defense in connection therewith. Payments in respect of any tax liability of the Company arising in connection with earnings, gains or activities relating to the Trust, including, without limitation, interest and penalties, shall be made from the Trust Fund after a final determination of such liability, unless the Company promptly pays such liability. In the event the assets of the Trust are insufficient to pay such liability, any deficit shall be paid promptly by the Company.

SECTION 9 EXPENSES, COMPENSATION AND INDEMNIFICATION.

     9.1 COMPENSATION. The Company shall pay the Trustee compensation in accordance with the compensation schedule attached hereto as Schedule B, unless the Company and the Trustee otherwise agree in writing

     9.2 UNUSUAL EXPENSES. The Trustee shall be reimbursed by the Company for extraordinary or unusual expenses that are approved in advance by the Company. Normal, recurring expenses shall not be reimbursed by the Company.

     9.3 CHARGE ON TRUST FUND. All expenses and compensation referred to in Sections 9.1 and 9.2 hereof shall be a charge on the Trust Fund and shall constitute a lien on the Trust Fund in favor of the Trustee and shall be payable from the Trust Fund unless paid by the Company within 60 days after written notice to the Company. If not paid by the Company, amounts for which the Trustee is indemnified under Subsection 9.4 hereof, shall, with the approval of the Company, also be a charge on the Trust Fund and shall constitute a lien on the Trust Fund. If the Company refuses to approve such charge and lien, such amounts shall nevertheless be charged against the Trust Fund and constitute a lien on the Trust Fund, if a court of competent jurisdiction, after exhaustion of all appeals therefrom, determines that the Trustee is entitled to such indemnification and the Company has not otherwise paid the Trustee for such indemnified amounts.

     9.4 INDEMNIFICATION. The Company hereby agrees to indemnify and hold harmless the Trustee from and against any losses, costs, damages, claims or expenses, including without limitation reasonable attorneys' fees, which the Trustee may incur or pay out in connection with, or otherwise arising out of:

          9.4.1 the performance by the Trustee of its duties hereunder, unless any such loss, cost, damage, claim or expense is a result of gross negligence or willful misconduct by the Trustee; or

          9.4.2 any action taken by the Trustee in good faith pursuant to the written direction of the Company, the Committee or the Director.

     In the event that any action or regulatory proceeding shall be commenced or claim asserted which may entitle the Trustee to be indemnified hereunder, the Trustee shall give the Company written notice of such action or claim promptly after becoming aware of such commencement or assertion unless the Company has otherwise received notice of such action or claim. The Company shall be entitled to participate in and, upon notice to the Trustee, assume the defense of any such action or claim using counsel reasonably acceptable to the Trustee. The Trustee shall cooperate with the Company in connection with the defense of any such action or claim.

SECTION 10 ADMINISTRATION AND RECORDS.

     10.1 RECORDS. The Trustee shall keep or cause to be kept accurate and detailed accounts of any investments, receipts, disbursements and other transactions hereunder and, subject to the confidentiality requirements of Subsections 7.1 and 7.21, all accounts, books and records relating thereto shall be open to inspection and audit at all reasonable times by any person designated by the Company. The Trustee shall preserve all such accounts, books and records, in original form or on microfilm, magnetic tape or any other similar process, for such period as the Trustee may determine, but the Trustee may destroy such accounts, books and records only after first notifying the Company in writing of its intention to do so and transferring to the Company, subject to the confidentiality requirements of Subsections
7.1 and 7.2 hereof, any of such accounts, books and records that the Company shall request.

     10.2 SETTLEMENT OF ACCOUNTS. Subject to the confidentiality requirements of Subsections 7.1 and 7.2, within 10 days after the close of each calendar quarter, and within 60 days after the removal or resignation of the Trustee or the termination of the Trust (or any portion thereof), the Trustee shall file with the Company a written account setting forth all investments, receipts, disbursements and other transactions effected by it with respect to the Trust during the preceding calendar quarter or during the period from the close of the preceding calendar quarter to the date of such removal, resignation or termination, including a description of all investments and securities purchased and sold, with the cost or net proceeds of such purchases or sales, and showing all cash, securities and other property, and the value thereof, held at the end of such calendar quarter or other period.

     It shall be the duty of the Company to review such written account promptly within 90 days from the date of filing any such account and if, within such 90-day period, the Company does not file with the Trustee a written notice of objection to any of the Trustee's acts or transactions, the initial account shall become an account stated between the Trustee and the Company. If the Company files a written notice of objection with the Trustee, the Trustee may file with the Company an adjusted account, in which case it shall be the duty of the Company to review such adjusted account promptly within 30 days from the date of its filing. If, within such 30-day period, the Company fails to file a written notice of objection to any of the Trustee's acts or transactions as so adjusted with the Trustee, the adjusted account shall become an account stated between the Trustee and the Company.

     Unless an account is fraudulent, when it becomes an account stated it shall be finally settled, and the Trustee shall, to the maximum extent permitted by applicable law, be forever released and discharged from all liability and accountability with respect to the propriety of its acts and transactions shown in such account.

     10.3 AUDIT. The Trustee shall from time to time permit an independent public accountant selected by the Company to have access during ordinary business hours to such records as may be necessary to audit, at the Company's expense, the Trustee's accounts.

     10.4 JUDICIAL SETTLEMENT. Nothing contained in this Trust Agreement shall be construed as depriving the Trustee or the Company of the right to have a judicial settlement of the Trustee's accounts. Upon any proceeding for a judicial settlement of the Trustee's accounts or for instructions the only necessary party thereto in addition to the Trustee shall be the Company.

     10.5 DELIVERY OF RECORDS TO SUCCESSOR. In the event of the removal or resignation of the Trustee, the Trustee shall deliver to the successor Trustee all records which shall be required by the successor Trustee to enable it to carry out the provisions of this Trust Agreement.

     10.6 TAX FILINGS. In addition to any returns required by the Trustee by law (e.g., any information returns required to be filed on IRS Form
1041), the Trustee shall prepare and file such tax reports and other returns as the Company and the Trustee may from time to time agree. Such preparation and filing shall be at the expense of the Company.

SECTION 11 REMOVAL OR RESIGNATION OF THE TRUSTEE AND DESIGNATION OF SUCCESSOR TRUSTEE.

     11.1 REMOVAL. The Company may remove the Trustee with or without cause upon at least 60 days' notice in writing to the Trustee. No removal of the Trustee shall be effective until the Company has appointed in writing a successor Trustee, and such successor has accepted the appointment in writing.

     11.2 RESIGNATION. The Trustee may resign at any time upon at least 60 days' notice in writing to the Company, except that any such resignation shall not be effective until the Company has appointed in writing a successor Trustee, and such successor has accepted the appointment in writing. At any time after 30 days following the sending of such notice of resignation, if the Company is unable to appoint a successor Trustee or if a successor Trustee has not accepted an appointment, the Trustee shall be entitled, at the expense of the Company, to petition a United States District Court or any of the courts of the State of Delaware or other court having jurisdiction to appoint its successor.

     11.3 SUCCESSOR TRUSTEE. Subject to Subsection 2.1 hereof, each successor Trustee, during such period as it shall act as such, shall have the powers and duties herein conferred upon the Trustee, and the word "Trustee" wherever used herein, except where the context otherwise requires, shall be deemed to include any successor Trustee. Upon designation of a successor Trustee and delivery to the resigned or removed Trustee of written acceptance by the successor Trustee of such designation, such resigned or removed Trustee shall promptly assign, transfer, deliver and pay over to such Trustee, in conformity with the requirements of applicable law, the funds and properties in its control or possession then constituting the Trust Fund.

SECTION 12 ENFORCEMENT OF TRUST AGREEMENT.

     12.1 RIGHTS OF PARTIES TO ENFORCE THE TRUST AGREEMENT. The Company and the Trustee shall have the exclusive right to enforce any provision of this Trust Agreement. In any action or proceeding affecting the Trust, the only necessary parties shall be the Company and the Trustee and, except as otherwise required by applicable law, no other person shall be entitled to any notice or service of process. Any judgment entered in such an action or proceeding shall, to the maximum extent permitted by applicable law, be binding and conclusive on all persons having or claiming to have any interest in the Trust or any Plan.

     12.2 LIMITATION ON RIGHTS OF PARTICIPANTS, BENEFICIARIES AND OTHER AFFILIATES. Except as otherwise provided in Section 7 hereof, neither the Plans nor any Participant or Beneficiary shall have any rights with respect to the Trust Fund until assets are distributed therefrom in accordance with
Section 8 hereof, no Plan shall be deemed to have any beneficial interest in the Trust Fund, no Employee shall be deemed to have any beneficial interest in the Trust Fund arising from his participation in any particular Plan, and no Affiliate shall have or be deemed to have any interest in the Trust.

SECTION 13 TERMINATION.

     13.1 TERMINATION UPON SPECIFIC EVENTS. The Trust shall be terminated as soon as practicable after the Trustee has received written notice from the Committee that one or more of the following events has occurred:

          13.1.1 the Department of Labor or a court of competent jurisdiction has determined (or, in the Committee's sole discretion, would be likely to determine) that the assets of the Trust are subject to Part 4 of Subtitle B of Title I of ERISA, or

          13.1.2 the Internal Revenue Service or a court of competent jurisdiction has determined (or, in the Committee's sole discretion, would be likely to determine) that any portion of the Trust Fund is presently taxable to any Participant or Beneficiary.

     In the event of a termination pursuant to this Subsection 13.1, the Trustee shall sell such shares of Company Stock held in the Trust as necessary to repay all principal and interest remaining due under any loans. The Trustee shall then distribute all remaining assets then constituting the Trust Fund to the Administrator or Director to be distributed in the form of Company Stock or cash (as provided pursuant to the terms of a particular Plan) to Participants. Distributions shall first be made to satisfy accrued, vested benefits described in (a) of Subsection
8.1.1 that are then payable; remaining assets, if any, shall be distributed to satisfy benefits described in (b) of Subsection 8.1.1 that are then payable; and remaining assets, if any, shall then be used to provide for the payment of Benefits under one or more of the Plans described in Schedule A, as determined by the Committee, taking into account the best interest of a broad cross-section of Participants.

     13.2 TERMINATION IN OTHER EVENTS. Notwithstanding anything herein to the contrary, the Trust shall terminate on the earliest of (a) 20 years following the date of this Trust Agreement, (b) the date on which the
Committee informs the Trustee in writing that the Company and its Affiliates have no obligations under any Plans (or the date on which there are no Plans) or (c) the date on which the Trust contains no assets and retains no claims to recover assets from the Company and its Affiliates pursuant to any provision hereof, whichever shall first occur. In the event of a termination described in clause (a) of this Section 13.2, the Trustee shall sell such shares of Company Stock held in the Trust as necessary to repay all principal and interest remaining due under any loans. The Trustee shall then distribute all remaining assets then constituting the Trust Fund as provided in Section 13.1. In the event of a termination described in clause (b) of this Section 13.2, the Trustee shall distribute the assets remaining in the Trust Fund to all those persons who were Participants immediately prior to the date on which the Company and its Affiliates cease to have obligations under Plans or the date on which there are no Plans as described in clause (b). Such distribution shall be made pro rata based upon the number of shares allocated to the account of each such Participant in the Savings Plan plus the number of shares subject to outstanding options granted to each such Participant under the Stock Option Plans as compared to the number of shares of Company Stock allocated to all Participant accounts in the Savings Plan plus the total number of Shares subject to outstanding options granted under the Stock Option Plans to Participants.

     13.3 LIMITATION ON TRUSTEE LIABILITY UPON TOTAL DISTRIBUTION; CONTINUATION OF TRUSTEE POWERS. Upon a total distribution of the Trust assets pursuant to Section 8 or this Section 13, the Trustee shall be relieved from all further liability. The powers of the Trustee hereunder shall continue so long as any assets of the Trust remain in its hands.

     13.4 NONAPPLICABILITY OF ERISA. Notwithstanding anything herein to the contrary, no amount shall be distributed to any Participant pursuant to this Section 13 if such distribution could, in the opinion of independent counsel, cause the Trust to be subject to ERISA (other than as an unfunded plan described in ERISA section 201(2)). Prior to a distribution pursuant to this Section, the Committee shall provide the Trustee with a Schedule of Participants eligible for a distribution (taking into account this subsection 13.4).

SECTION 14 AMENDMENT.

     14.1 AMENDMENTS IN GENERAL. The Company may, in its sole discretion, from time to time amend, in whole or in part, any or all of the provisions of this Trust Agreement, including, without limitation, by adding to, or subtracting from, Schedule A hereto one or more employee benefit plans (within the meaning of Section 3(3) of ERISA) or plans or arrangements that are not employee benefit plans (within the meaning of such Section); provided, that (a) in making any modification to Schedule A hereto, the Company shall act in good faith taking into account the best interests of a broad cross-section of employees, and (b) the Company shall ensure that at all times Schedule A shall include at least one employee benefit plan that is not an employee benefit plan within the meaning of Section 3(3) of ERISA. No amendment to this Trust Agreement or the Plans shall be made that would (a) purport to alter the irrevocable character of the Trust, (b) without the Trustee's prior written consent, adversely affect the Trustee's rights, increase the Trustee's duties or responsibilities or decrease the Trustee's compensation hereunder, or (c), without the approval of a majority of the Eligible Participants, alter Sections 2.2, 7, 8 (except that Section 8 may be expanded without such approval to describe the requirements applicable to the release of shares of Company Stock acquired by a contribution of cash or Company Stock to the Trust), 13 or this
Section 14. For purposes of determining approval by Eligible Participants, each Eligible Participant shall have one vote for each share of Company Stock allocated to such Eligible Participant's account in the Savings Plan and one vote for each share subject to outstanding options to purchase Company Stock granted under the Stock Option Plans to such Eligible Participant. A vote in favor of an amendment by Eligible Participants holding a majority of the total voting power, as described in the foregoing sentence, shall constitute approval of such amendment.

     14.2 SPECIFIC AMENDMENTS. Notwithstanding Subsection 14.1, the Company may amend this Trust Agreement from time to time in such a manner as may be necessary, in the opinion of independent counsel, to prevent this Trust Agreement or the Trust from becoming subject to ERISA and to prevent the current taxation of the Trust Fund to Participants.

SECTION 15 NONALIENATION.

     15.1 PROHIBITION AGAINST CERTAIN TRANSFERS, PLEDGES, ETC.. Except as otherwise provided by this Trust Agreement and except as otherwise may be required by applicable law, (a) no amount payable to or in respect of any Plan, Participant or Employee at any time under the Trust shall be subject in any manner to alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge, or encumbrance of any kind, and any attempt to so alienate, sell, transfer, assign, pledge, attach, charge, or otherwise encumber any such amount, whether presently or thereafter payable, shall be void and (b) the Trust Fund shall in no manner be liable for or subject to the debts or liabilities of any Participant.

SECTION 16 COMMUNICATIONS.

     16.1 TO THE COMPANY, BOARD OF DIRECTORS AND COMMITTEE. Communications to the Company, the Board of Directors and the Committee shall be addressed to:

               Tidewater Inc.
               601 Poydras Street
               Suite 1900
               New Orleans, LA   70130
               Attention: Chief Financial Officer

with a copy to:

               Tidewater Inc.
               601 Poydras Street
               Suite 1900
               New Orleans, LA   70130
               Attention: General Counsel

provided,  however,   that   upon   the  Company's  written  request,  such
communications shall be sent to such other address as the Company may specify.

     16.2 TO THE TRUSTEE. Communications to the Trustee shall be addressed to:

               Whitney National Bank
               Trust Department
               228 St. Charles Avenue
               New Orleans, LA   70130
               Attention:  Edward J. Welsch

with a copy to:

               Whitney National Bank
               Legal Department
               228 St. Charles Avenue
               New Orleans, LA   70130
               Attention:  Joseph Schwertz

provided,  however,   that   upon   the  Trustee's  written  request,  such
communications shall be sent to such other address as the Trustee may specify.

     16.3 TO A PARTICIPANT. Communications to a Participant or to his Beneficiaries shall be addressed to the Participant or his Beneficiaries, respectively, at the address indicated on the Participant Schedule as in effect at the time of the communication.

     16.4 BINDING UPON RECEIPT. No communication shall be binding on the Trustee until it is received by the Trustee, and no communication shall be binding on the Company, the Board of Directors or the Committee until it is received by the Company, the Board of Directors or the Committee, respectively. A communication shall be deemed binding on a Participant or the Participant's Beneficiaries 60 days following the date notice is given or sent pursuant to Subsection 16.3.

     16.5 AUTHORITY TO ACT. The Secretary or Assistant Secretary of the Company shall from time to time certify to the Trustee the person or persons authorized to act for the Company, the Committee and the Board of Directors, and shall provide the Trustee with such information regarding the Company as the Trustee may reasonably request. The Trustee may continue to rely on any such certification until notified to the contrary.

     16.6 AUTHENTICITY OF INSTRUMENTS. The Trustee shall be fully protected in acting upon any instrument, certificate, or paper reasonably believed by it to be genuine and to be signed or presented by the proper person or persons, and the Trustee shall be under no duty to make any investigation or inquiry as to any statement contained in any such writing but may accept the same as conclusive evidence of the truth and accuracy of the statements therein contained.

SECTION 17 CLAIMS OF COMPANY'S BANKRUPTCY CREDITORS.

     17.1 BANKRUPTCY CREDITORS. In the event of the Company's "insolvency," the assets of the Trust shall be available to pay the claims of any creditor of the Company to whom a distribution may be made in accordance with state and federal bankruptcy laws. The Company shall be deemed to be "insolvent" if it is either (a) unable to pay its debts and liabilities as they become due or (b) subject to a pending proceeding as a debtor under the federal Bankruptcy Code (or any successor federal statute) or any state bankruptcy code. In the event the Company becomes insolvent, the Board of Directors and the Chief Executive Officer of the Company shall notify the Trustee of the event as soon as practicable. Upon receipt of such notice, or if the Trustee receives other written allegations of the Company's insolvency from a third party considered by the Trustee to be reliable and responsible, the Trustee shall cease making any distributions from the assets of the Trust, shall hold the assets in the Trust for the benefit of the Company's creditors and shall take such steps as are necessary to determine within a reasonable period of time whether the Company is insolvent. In making such determination, the Trustee may rely upon a certificate of the Board of Directors and the Chief Executive Officer of the Company or a determination by a court of competent jurisdiction that the Company is or is not insolvent. In the case of the Trustee's determination of the Company's insolvency, the Trustee will deliver assets of the Trust to satisfy claims of the Company's creditors as directed pursuant to a final order of a court of competent jurisdiction.

     17.2 RESUMPTION OF BENEFITS; RESTORATION OF ACCOUNTS. In the event the Trustee ceases making distributions by reason of Subsection 17.1, the Trustee shall resume making distributions pursuant to Sections 4, 8, or 13 of this Agreement only after the Trustee has determined that the Company is no longer insolvent or upon receipt of an order of a court of competent jurisdiction requiring such distributions. In making any determination under this Section, the Trustee may rely upon a certificate of the Board of Directors and the Chief Executive Officer of the Company.

SECTION 18 CONSOLIDATION, MERGER OR SALE OF THE COMPANY.

     18.1 CONSOLIDATION, MERGER OR SALE OF THE COMPANY. Effective upon consolidation of the Company with, or merger of the Company with or into, any corporation or corporations or other entity or entities, or any sale or conveyance of all or substantially all of the assets of the Company, the Trustee shall deal with the corporation formed by such consolidation, or with or into which the Company is merged, or the person that acquires the assets of the Company on the same basis as it dealt with the Company prior to such transactions and, in such event, the term "Company" within this Agreement shall mean such corporation or person.

SECTION 19 MISCELLANEOUS PROVISIONS.

     19.1 BINDING EFFECT. This Trust Agreement shall be binding on the Company and the Trustee and their respective successors and assigns.

     19.2 INQUIRY AS TO AUTHORITY. A third party dealing with the Trustee shall not be required to make inquiry as to the authority of the Trustee to take any action nor be under any obligation to follow the proper application by the Trustee of the proceeds of sale of any property sold by the Trustee or to inquire into the validity or propriety of any act of the Trustee.

     19.3 RESPONSIBILITY FOR COMPANY ACTION. The Trustee assumes no obligation or responsibility with respect to any action required by this Trust Agreement on the part of the Company, the Board of Directors, the Committee, any Affiliate, the Participants or any Beneficiaries. The Trustee shall be under no duties except such duties as are specifically set forth as such in this Trust Agreement or under applicable law, and no implied covenant or obligation shall be read into this Trust Agreement against the Trustee.

     19.4 SUCCESSOR TO TRUSTEE. Subject to Subsection 2.1, any corporation into which the Trustee may be merged or with which it may be consolidated, or any corporation resulting from any merger, reorganization or consolidation to which the Trustee may be a party, or any corporation to which all or substantially all the trust business of the Trustee may be transferred shall be the successor of the Trustee hereunder without the execution or filing of any instrument or the performance of any act.

     19.5 INTERCOMPANY AGREEMENTS. The Company may require any Affiliate to enter into such other agreement or agreements as it shall deem necessary to obligate such Affiliate to reimburse the Company for any other amounts paid by the Company hereunder, directly or indirectly, in respect of such Affiliate's employees.

     19.6 TITLES NOT TO CONTROL. Titles to the Sections of this Trust Agreement are included for convenience only and shall not control the meaning or interpretation of any provision of this Trust Agreement.

     19.7 LAWS OF THE STATE OF DELAWARE. This Trust Agreement and the Trust established hereunder shall be governed by and construed, enforced, and administered in accordance with the laws of the State of Delaware, without reference to the principles of conflicts of law thereof.

     19.8  FRACTIONAL SHARES.  Notwithstanding  anything   herein   to  the
contrary, the Trustee may distribute any fractional share otherwise required to be distributed to Administrators or Participants pursuant to Sections 8 or 13, in cash in an amount equal to the Daily Value, multiplied by such fraction.

     19.9 COUNTERPARTS. For the purpose of facilitating the execution of this Trust Agreement and for other purposes, this Trust Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

          IN WITNESS WHEREOF, this Trust Agreement has been duly executed by the parties hereto as of the day and year first above written.

                              Tidewater Inc.

                              By:        /S/ KEN C. TAMBLYN
                                           Ken C. Tamblyn
                                      Executive Vice President

Attest: /S/ MICHAEL L. GOLDBLATT
     Michael L. Goldblatt
     Assistant Secretary

                              Whitney National Bank
                              as Trustee

                              By:       /S/ EDWARD J. WELSCH
                                          Edward J. Welsch
                                           Vice President

Attest: /S/ DENISE D. WILLIAMS
     Denise D. Williams
     Senior Vice President

STATE OF LOUISIANA

PARISH OF ORLEANS

     On the 29th day of January, 1999, before me personally came to me Edward J. Welsch, who, being by me duly sworn, did depose and say that he resides at 4919 Fairfield St., Metairie, LA 70006; that he is Vice President of Whitney National Bank one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the board of directors of said corporation; and that he signed his name thereto by like order.



                              /S/ MARGARET F. MURPHY
                              Notary Public


STATE OF LOUISIANA

PARISH OF ORLEANS

          On the 29th day of January, 1999, before me personally came to me Ken C. Tamblyn, who, being by me duly sworn, did depose and say that he resides at 1410 East Cherry Ct., Folsom, LA 70437; that he is Executive Vice President of Tidewater Inc., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the board of directors of said corporation; and that he signed his name thereto by like order.



                              /S/ MARGARET F. MURPHY
                              Notary Public

                            Schedule A

                    LIST OF PLANS AND BENEFITS

1997 Stock Incentive Plan

1992 Stock Option and Restricted Stock Plan

1975 Incentive Program Stock Option Plan

Employee Restricted Stock Plan

401(k) Savings Plan

Annual Incentive Plan

Executive Officer Annual Incentive Plan

Supplemental Executive Retirement Plan

Employees' Supplemental Savings Plan

Regular Salary and Overtime

Supplemental Health Plan for Executive Officers

Health Care Plan

Managed Health Care Plan

Dental Plan

Short-Term Disability Plan

Basic Life and AD&D Insurance

Optional Life Insurance

Dependent Life Insurance

Optional AD&D Insurance

Administrative LTD Insurance

Fleet and TWC Non-Administrative Employees' LTD Insurance

Executive Medical Plan

Retiree Medical Insurance

Retiree Life Insurance

Business Travel Accident Insurance

                    LIST OF PLAN ADMINISTRATORS

The Company is the Administrator of all plans or arrangements except as listed below.

The Director is the Administrator for Regular Salary and Overtime.


                            Schedule B

                  TRUSTEE'S COMPENSATION SCHEDULE

One-Time Initiation Fee                     $1,000

Annual Maintenance Fee                      $10,000 per year
Transaction Fees                            $25 per transaction for a stock transfer or benefit
                                            payment

                                            $5 per person for pass-through voting to stock option
                                            holders or $5 for pass-through voting to all stock
                                            option holders, with no per person fee, if the
                                            Trustee has delegated its authority to solicit voting
                                            directions and tender instructions from stock option
                                            holders to another entity designated by the Company

                                            $5 for pass-through voting to all 401(k) Plan
                                            participants (no per person fee if the Trustee has
                                            delegated its authority to solicit voting directions
                                            and tender instructions from Savings Plan
                                            participants to the trustee of the Savings Plan or
                                            another entity designated by the Company)

Extraordinary Compensation                  With the approval of the Company, the Trustee shall
                                            be entitled to compensation for extraordinary
                                            services rendered, such as in connection with
                                            litigation, bankruptcy and/or prolonged disputes.

                           Schedule C

                        PROMISSORY NOTE
                              and
                        PAYMENT SCHEDULE


                          PROMISSORY NOTE

     FOR VALUE RECEIVED this day of January 29, 1999, Whitney National Bank, acting solely in its capacity as trustee (the "Trustee") of the Tidewater Inc. Grantor Stock Trust established pursuant to the Tidewater Inc. Grantor Trust Agreement (the "Trust Agreement"), hereby promises to pay to order of Tidewater Inc. (the "Company") by January 29, 2019 (the "Final Maturity Date") the principal sum of __________ __________ __________ __________ __________ __________ _________ Dollars and No/100
cents ($_______), together with interest on the unpaid principal balance hereof commencing on the date hereof at a rate of 5% per year, in lawful money of the United States of America.

     Required payments of interest shall be made in accordance with the attached payment schedule at quarterly intervals. Each annual principal payment shall be made in such installments payable at such times as shall be requested by the Committee, but minimum annual principal payments (determined on a cumulative basis) shall be made in the amounts and by the dates specified on the attached payment schedule. The Trustee shall have the right to accelerate or prepay any amount of this Note at any time, without premium or penalty. All optional and accelerated prepayments under this Note shall be applied to the next principal payment due and shall be accompanied by accrued and unpaid interest on the amount prepaid.

     This Note is the Note referred to in, and is subject to and entitled to the benefits of, the Stock Purchase Agreement dated as of January 29, 1999 (the "Stock Purchase Agreement"), between the Company and the Trustee. Terms used herein shall have the meanings specified in the Stock Purchase Agreement unless otherwise specified herein. The Stock Purchase Agreement, among other things, contains provisions for repayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

     Overdue principal and, to the extent permitted by law, overdue interest payable by the Trustee hereunder shall bear interest at an adjustable annual rate equal to one percent (1%) over the prime rate as established by Whitney National Bank.

     The Company shall have no recourse whatsoever to any assets of the Trustee in its individual or corporate capacity for repayment. The Trustee is entering into this promissory note not in its individual or corporate capacity, but solely as Trustee, and no personal or corporate liability or personal or corporate responsibility are assumed by, or shall at any time be asserted or enforceable against, the Trustee in its individual or corporate capacity under, or with respect to, this promissory note.

     The Trustee hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

     This Note shall be binding upon the Trustee and its successors and assigns. This Note shall be construed and enforced in accordance with the laws of the State of Louisiana.

                                   Whitney National Bank, as Trustee of
                                   the Tidewater Inc. Grantor Stock Trust


                                   By:
                                          Edward J. Welsch

                         PAYMENT SCHEDULE

                         INTEREST PAYMENTS

     Quarterly on March 31, June 30, September 30, and December 31, commencing on June 30, 1999.


                    MINIMUM PRINCIPAL PAYMENTS

     Minimum annual principal reductions, calculated as a percentage of the original principal amount, shall be made as follows:

              Year 1   ending January 28, 2000          1%
                   2   ending January 28, 2001          1%
                   3   ending January 28, 2002          1%
                   4   ending January 28, 2003          1%
                   5   ending January 28, 2004          1%
                   6   ending January 28, 2005          5%
                   7   ending January 28, 2006          5%
                   8   ending January 28, 2007          5%
                   9   ending January 28, 2008          5%
                  10   ending January 28, 2009          5%
                  11   ending January 28, 2010          7%
                  12   ending January 28, 2011          7%
                  13   ending January 28, 2012          7%
                  14   ending January 28, 2013          7%
                  15   ending January 28, 2014          7%
                  16   ending January 28, 2015          7%
                  17   ending January 28, 2016          7%
                  18   ending January 28, 2017          7%
                  19   ending January 28, 2018          7%
                  20   ending January 28, 2019          7%

     Principal payments shall be cumulative such that a reduction of principal in excess of the required minimum in any year shall be counted toward the required minimum principal reduction for future years, beginning with the first year following the year in which the payment is made.